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                       CONTAINER LEASE PURCHASE AGREEMENT

                                    BETWEEN

                       NPR, INC. dba NAVIERAS ("LESSEE")

                                       AND

                          INTERPOOL LIMITED ("LESSOR")

This Agreement, dated June 5, 1996 between NPR, Inc. dba Navieras (Lessee), whose principal place of business is located at 212 Fernwood Avenue, Edison, NJ 08837, and Interpool Limited, (Lessor), a corporation duly organized and incorporated under the laws of Barbados, with an office located at 211 College Road East, Princeton, NJ 08540, shall be an addendum to the Interpool Membership and Equipment Leasing Agreement between Lessor and Lessee dated April 1, 1996 ("MELA"), the terms and conditions of which are incorporated by reference herein and made a part hereof (said Membership Agreement, together with this Agreement, hereinafter are referred to as the "Lease").

In the event of a conflict between the terms and conditions of this Agreement, and those of the MELA, the terms and conditions of this Agreement shall prevail.

                                                                        a/c 1160

1. QUANTITY AND TYPE:
   Six hundred (600) new 45' steel hi cube dry van containers, built in accordance with Lessee's specifications. The equipment will be manufactured in Lessee's colors, and will bear Lessee's prefixes and numbers: NPRU 655000 - NPRU 655599. Lessee's logos may be dispatched to the factory by Lessee, and, at Lessee's costs, they will be affixed by the factory free of charge. Domestication of the containers is included in the rates quoted in Section 3 hereof.

2. TERM AND DURATION OF LEASE:
   Each container leased hereunder shall remain on hire for a minimum period of seven (7) years, which shall commence on the date of delivery of the container to Lessee.


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3. PER DIEM:  $3.00 per container per day.

4. DELIVERY:
   Production will commence approximately six weeks from the date of signature of this agreement: 300 units in June 1996, and 300 units in July 1996. Delivery will be made "free on truck" to Lessee's designated terminal in Hong Kong.

5. PURCHASE OPTON:
   Provided that Lessee is not in default hereunder, at the conclusion of the seven (7) year minimum lease period, Lessee shall have the option to purchase the containers at a purchase price of $1.00 per container.

6. TRANSFER OF TITLE:
   In the event that such option is exercised, it is understood that

   a) the Lessor shall pass a good and marketable title to the Lessee for the containers so purchased, including title to any containers that have suffered a loss or a total constructive loss;

   b) the Lessor warrants and represents that it has and shall have the authority to transfer such title to the Lessee free and clear of liens and encumbrances arising through the Lessor;

   c) all costs associated with the transfer of titles
      (including U.C.C. releases) shall be for the account of the Lessor.

7. PAYMENT:
   During the build up period, payment will be due 30 days from the date of Lessor's invoice. Following the completion of the quantity per Section 1, Lessee shall pay all rental charges monthly in advance against Lessor's invoice.

   In the event of late payment, an interest charge of 1.5% per month will be applied to the amount of such late payment, until such payment is made. In addition, a late payment charge equal to 5% of the amount of such late payment, or the legal maximum amount, whichever is less, will be due.


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8.  TOTAL LOSS:
    In the event that any container is damaged beyond repair, destroyed, or lost, during the term of this Agreement, and notwithstanding any terms to the contrary in the MELA, the Lessee shall have the option of either:

      a} Continuing to pay rental charges on the container for the remaining term of the lease, or

      b) Payment at the time of the loss, the present value of the remaining lease payments, plus the $1.00 purchase option price, discounted on an annual basis, using an interest factor of ten percent.

    In recognition of any losses covered by Section 8 (b), the minimum quantity of containers that the Lessee is required to maintain on hire as per Section 1 shall be reduced accordingly.

9.  FORCE MAJEURE:
    Lessor shall not be liable to Lessee or any other person for any failure or delay in the performance of any obligation due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, accidents, acts of the public enemy, sabotage, riots, civil disorder, strikes, lockouts, labor disputes, labor shortage, work stoppages, transportation embargoes or delays, failure or shortage of materials, supplies, or shipment, failure of suppliers to deliver as requested, failure of repair facilities to finish repairs, Acts of God, and acts of regulations or priorities of any government or its branches or agencies.

10. SECURITY INTEREST:
    It is further acknowledged and agreed that this Container Lease Purchase Agreement is a true lease, and that the relationship of the parties hereunder is that of Lessor and Lessee. Accordingly, the Lessor shall at all times remain the sole owner of the containers, and Lessee shall have no ownership interest therein.

    Notwithstanding the foregoing, Lessee hereby grants Lessor, and Lessor hereby reserves to itself a security interest in and to the containers leased hereunder (the "Collateral") as security for the full and complete performance of all of Lessee's obligations hereunder. Lessor is hereby authorized to file a "precautionary" UCC financing statement in New Jersey, and in such other


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    jurisdictions as it may deem advisable.

11. WARRANTY:
    During the period of this Lease, so long as Lessee is not in default of its obligations hereunder, Lessor hereby authorizes Lessee to exercise and enforce all manufacturer and dealer warranties, whether express or implied, on the Units for the Lessor's account. All claims or actions on any such warranty shall be made or prosecuted by Lessee, at its sole expense, and Lessor shall have no obligation whatsoever to make any claims or actions on any such warranty. Provided that no event of default shall then exist hereunder, any recovery under any such warranty shall be paid to Lessee to the extent of the cost of any repairs effected and if such proceeds are not applied to repairs by Lessee, then to Lessor less Lessee's expenses incurred in obtaining such recovery.

    The Units shall be covered by the following manufacturer and dealer warranties:

      a) The Units will be sound, free from defects in design, material and workmanship and will be as described in and comply with all applicable specifications. The manufacturer and/or dealer will replace or repair any part or any workmanship of any Unit which shall be found to not be in compliance with the above representation and warranty stated herein during a one (1) year period after the date of acceptance of Lessee under this Lease.

      b) The paint or other coating materials and finish on the Units and on the components thereof will be free from coating failures or other defects which result in corrosion and paint failure or other coating materials to the surface of the Units in accordance with all applicable specifications (collectively called "Coating Failure"). The manufacturer and/or dealer will replace or repair any Coating Failure of any Unit during the five (5) year period after the date of acceptance of Lessee under this Lease.

12. DOCUMENTATION:
    This lease agreement may be executed in two counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument. Notwithstanding the


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     foregoing, only the counterpart copy retained by the Lessor shall be deemed to be "chattel paper" within the meaning of the Uniform Commercial Code.
     The parties hereto agree that to the extent this agreement constitutes "chattel paper" under the laws of the State of New York, then only that counterpart of the agreement designated as "First Original" or that is otherwise in the possession of the Lessor can transfer the Lessor's rights in the agreement. All other counterparts of this agreement shall be designated as "Second Original."

NPR, INC.
dba NAVIERAS                                  INTERPOOL LIMITED

SIGNED /s/ E. G. Cawthon                      SIGNED /s/ Frank Sellier
       ---------------------------                   ---------------------------
NAME   E. G. Cawthon                          NAME   Frank Sellier
       ---------------------------                   ---------------------------
TITLE  Exec. VP Operations                    TITLE  Managing Director
       ---------------------------                   ---------------------------
DATE   June 14, 1996                          DATE   June 25, 1996
       ---------------------------                   ---------------------------


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                                     [LOGO]










                                   MEMBERSHIP
                                      AND
                                   EQUIPMENT
                               LEASING AGREEMENT










                                   INTERPOOL

                          633 Third Avenue, 17th Floor
                               New York, NY 10017
MELA
R-3/94              Phone (212) 986-3386 Fax (212) 986-3384

                            MEMBERSHIP AND EQUIPMENT
                                 LEASE AGREEMENT

        This lease agreement entered into April 1, 1996, between INTERPOOL LIMITED ("Lessor"), a Barbados corporation whose principal place of business is at 633 Third Avenue, New York, New York, 10017 U.S.A., and NPR, Inc. (hereinafter referred to as "Lessee"), a corporation organized under the laws of Delaware whose principal place of business is at 212 Fernwood Avenue, Edison, NJ 08837

        WHEREAS, Lessor has established an international pool of containers, chassis and other equipment for the carriage of cargo; and

        WHEREAS, Lessee desires to lease equipment in said pool, and also desires equipment to be available for such use:

                               W I T N E S S E T H

        NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, Lessor and Lessee agree as follows:

                                    ARTICLE 1
                                     Leasing

        Subject to the terms and conditions hereinafter set forth, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor such containers, chassis or other equipment as may be listed or described in one or more addenda hereto executed from time to time by Lessor or any division of Lessor and Lessee (the "Units"). Such addenda may set forth any additional terms to which the parties may agree including, without limitation, lease terms, rental rates, pick-up and drop-off points and special conditions. This lease, together with all such addenda and all extensions, renewals, amendments and modifications hereinafter entered into between Lessor and Lessee are referred to collectively hereinafter as the "Lease". All containers, chassis or other equipment of Lessor that is picked up by or coming under the control of Lessee including all such equipment listed in all communications of Lessor to Lessee or its agents shall be subject to the terms and conditions of the Lease.

                                    ARTICLE 2
                                  Term, Rental

        The term of lease for each Unit leased hereunder shall commence upon date of delivery of such Unit to Lessee or its representative and shall continue until the date set out in the applicable addendum. If the term is extended or renewed, all provisions of this Lease shall apply during any extension or renewal period.

        Lessee shall pay all rental charges due under the Lease monthly in advance unless otherwise agreed in writing and all other charges as same shall become due hereunder. All payments hereunder shall be in currency of the United States. The obligation to make rental or any other payments to Lessor shall not be deemed waived, delayed, abated or eliminated for any reason, except for any failure of Lessor to perform any obligation of Lessor to Lessee under this Lease. No payment to be made by Lessee hereunder shall be subject to reduction, limitation, impairment, set-off or counterclaim whether arising out of an alleged breach by Lessor or any third party or otherwise, provided, however, that this paragraph shall not be deemed a bar to Lessee's right to assert any claims to which it may be entitled against Lessor, in a separate proceeding.

        The rental period for each Unit shall commence on the date of delivery of such Unit to Lessee or its representative, and shall end, at the expiration of the day that the Unit is taken off hire pursuant to Article 9 hereof. If redelivery of any Unit is impossible because of total loss or constructive total loss, then the rental period for such Unit shall end Lessee tenders the replacement cost of such Unit to Interpool pursuant to Lessee's obligation under
Article 9 hereof. Unless otherwise agreed, the minimum rental period for each Unit shall be thirty (30) days.

        Lessee shall pay interest for late payment of any sum due Lessor under this Lease at the lesser of the highest legal rate or one-and-one-half percent (1 1/2%) per month commencing on the tenth (10th) day after the day on which Lessee receives Lessor's invoice for such sum.

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                                    ARTICLE 3
                            Disclaimer of Warranties

         Each Unit subject to this Lease is leased AS IS, and Lessor warrants only that Lessee so long as it is not in default hereunder shall have quiet possession against any person claiming through Lessor. LESSOR EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO ANY UNIT AND HAS NOT MADE, AND SHALL NOT BE BOUND BY, ANY STATEMENT, AGREEMENT OR REPRESENTATION NOT SPECIFICALLY SET OUT IN WRITING AND SIGNED BY LESSOR. LESSOR SHALL NOT BE LIABLE FOR LOSS OF USE OF THE EQUIPMENT, LOSS OF TIME, INCONVENIENCE OR ANY OTHER CONSEQUENTIAL DAMAGES.

                                    ARTICLE 4
                Ownership; Subleasing; Substitution; Encumbrances

         This Lease shall not be deemed a sale or anything other than a true lease for any purpose. Each Unit shall at all times remain the property of Lessor, and Lessee shall acquire no ownership rights of any nature by virtue of this Lease. Some of the Units leased to Lessee may be owned by a third party and leased by it to Lessor. This Lease shall be subject and subordinate to any such leases. In the event that such third party becomes entitled to possession of any Unit, Lessee agrees, if requested by Lessor, to attorn to or enter into a new lease with such third party, the terms and conditions of which will be consistent with this agreement. The Units may be owned by a third party and managed by Lessor under a management agreement that limits the term for which the Units can be leased. In the event such third party becomes entitled to possession of such Units, Lessee will return them to such third party upon written request by Lessor and Lessor, at Lessee's request, will replace at Lessor's expense, the Units returned with comparable Units. Lessor can substitute other Units for some or all of the Units leased at any time providing the substitute Units are of a similar type and in as good condition as the Units leased. All costs connected with such substitution shall be borne by Lessor.


         Lessee shall not sublet any Unit or assign this Lease or any rights hereunder without the prior written consent of Lessor except as required through the normal course of business. Lessee agrees to execute such documents as Lessor shall deem necessary in order to perfect its security interest in such assignment. Lessee shall not pledge, hypothecate, mortgage, create any security interest in or otherwise encumber or permit the encumbrance of any Unit other than any encumbrances that result from acts of lessor and any persons claiming against or through Lessor. Lessee shall promptly at its own expense take all actions necessary to discharge any lien, charge or other encumbrance asserted by any party against any Unit arising after delivery of such Unit to Lessee. Notwithstanding the foregoing, Lessee shall have the right to contest in good faith by appropriate proceedings diligently pursued and available to Lessee, any lien, charge or other encumbrances asserted by any party against any Unit. Each Unit shall have Lessor's serial numbers and other identifying marks affixed thereto, which shall not be obliterated, altered, concealed or otherwise changed or hidden from view by Lessee so as to prevent or block access to such number or marks.

                                    ARTICLE 5
                 Delivery of Equipment and Interchange of Units

         Lessor will use its best efforts to make the Units available for delivery to Lessee on the dates specified in the Lease at the locations agreed upon by Lessor and Lessee, but Lessor shall not be liable for any delays in delivery beyond its reasonable control. The signature of Lessee or its representative on an equipment interchange receipt shall constitute conclusive evidence that the Unit to which same relates has been delivered to Lessee and that Lessee has examined the Unit and found it to be free of all damage (except as described otherwise in said receipt) and in good operating condition. Notwithstanding any entry in such receipt, nothing shall affect Lessee's obligation to pay the full rental charge or any other obligations under this Lease.

         If the manufacturer fails to make any Unit available for Lessee's inspection in accordance with the terms and conditions of this Lease and any addenda hereto, then Lessee may at its option reject such Unit, in which event
(a) the number of Units required to be leased shall be reduced by the number of Units so rejected by Lessee, and the rent due shall be reduced accordingly, and
(b) Lessor shall refund to Lessee the Lease rental payments made hereunder with respect to all such rejected Units, if any.

         Subject to any provision in the Lease requiring Lessee to maintain certain minimum numbers of Units or specific Units on lease for designated periods of time, Lessee may interchange Units leased with no fixed term to another ocean carrier provided that such interchange and carrier are approved in advance by Lessor and Lessee obtains an interchange receipt signed by the new carrier or its authorized agent acknowledging receipt of the Unit, noting any damages to the Unit and acknowledging its responsibility for damages upon redelivery to Lessor. An interchanged Unit shall not be deemed off-hired by lessor unless such receipt is received by Interpool or its agent.

                                   ARTICLE 6
                       Operation, Maintenance and Repairs

     Lessee shall at all times maintain the Units, at its own cost and expense in good and safe repair and operating condition in accordance with manufacturer's specifications and the International Convention for Safe Containers ("CSC"), International Institute of Container Lessors {"IICL") guidelines and U.S. FHWA inspection standards, as applicable. Lessee shall be responsible for all damages and changes in the condition of the Units, subject to the provisions of Article 9 hereof relating to such normal wear and tear on all Units and damage prior to delivery to Lessee noted on the on-hire equipment interchange receipt. Lessee's maintenance and repair obligations shall include, without limitation, washing and cleaning each Unit regularly inside and outside to prevent corrosion and spot painting and replacement of parts as may be necessary. Lessee shall comply with all loading limitations, handling procedures and operating instructions to prevent excessive impact or unbalanced loading. Lessee shall not use any Unit for storage or transportation of unsuitable contents which may damage the Unit, including, without limitation, unprotected corrosive substances, poorly secured materials or bulk commodities which may corrode, oxidize, severely dent, puncture, contaminate, stain or damage the Unit.

     Lessee shall make no modifications, improvements, repairs or replacements, nor attach accessories or additions to any Unit, without the prior written consent of Lessor, (which shall not be reasonably refused) except as may be necessary to comply with the provisions of this Lease. All improvements, repairs, accessories and replacements made or attached to any Unit by Lessee shall become part of the Unit and the Property of Lessor without Lessor incurring any liability therefor, or at Lessor's option shall be removed and the Unit shall be restored to its original condition at Lessee's expense. Lessee shall not change or supplement any identification marks on any Unit except as agreed upon in writing between Lessor and Lessee.

     Lessee shall at all times comply with all conventions, laws, regulations or orders of federal, state, foreign and local governments and agencies which in any way affect any Unit or its use, operation or storage or which in any way affect this Lease and shall be liable for all fines, penalties, fees and interest thereon for failure to comply. Lessee shall comply in all respects with the CSC and shall have and exercise such responsibility as would otherwise be Lessor's as owner for maintenance, examination and repair. Lessee shall also comply in all respects with all applicable customs conventions that provide requirements relating to temporary admission, transport of goods under customs seal, maintenance of records or otherwise. Lessee shall at its own expense comply with all rules and practices of ports, depots, storage areas and transportation companies consistent with the other requirements herein.

                                   ARTICLE 7
                            Taxes and Other Expenses

     Lessee shall be responsible for all applicable sales, use, excise, property, stamp or other taxes, levies, import duties, charges or withholdings of any nature (together with penalties, fines or interest thereon) imposed against Lessor, Lessee or any Unit by any governmental or taxing authority if such taxes or charges are based upon the possession or use of the units by Lessee upon or with respect to any Unit, or upon the leasing, delivery, possession, use, operation, redelivery or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, excluding, however, (i) all such taxes, levies, import duties, charges and withholdings that are imposed and accrued with respect to a Unit prior to its delivery to Lessee and (ii) any taxes levied on Lessor's revenue, income, capital or business franchise. Lessee shall pay all other expenses relating to Units arising during the rental period including but not limited to expenses incurred in ports, depots or storage areas.

     The above is subject to: (a) Lessor giving prompt notice to Lessee; and (b) Lessee having the right to contest in good faith by Appropriate proceedings diligently pursued and available to Lessee, any such tax or charge.

                                   ARTICLE 8
                                  Risk of Loss

     Subject to the provisions of Section 9 of the Lease, Lessee shall be liable for all loss and damage to each Unit subsequent to delivery to Lessee and prior to return to Lessor, regardless of when such damage may be discovered. In the event any Unit is damaged beyond repair, requisitioned by any governmental entity, lost or destroyed (a "Casualty Occurrence"), the Lessee shall pay to the Lessor the Depreciated Value for such Unit. The Depreciated Value shall be calculated based on an attached schedule when equipment is leased out. Depreciated Value shall be defined as the greater of the original cost of the unit to the Lessor or the current cost of a new unit of equipment. Lessee shall notify Lessor in writing immediately upon discovery of a Casualty Occurrence. Lessee shall pay rental charges pursuant hereto until the date that full settlement is made therefor. In the event that full settlement is not made within 30 days after the return date specified in the Lease, Lessee shall be liable for Lessor's standard daily rental charge for such Unit at the rate prevailing on each day after expiration of the aforesaid 30 days. Full settlement shall consist of proof of such loss satisfactory to Lessor and full payment of the depreciated value of the Unit. In the event of a Casualty Occurrence, Lessor may elect, but shall not be obligated to deliver another Unit of like kind and condition as the Unit suffering the Casualty Occurrence to Lessee in substitution therefor which shall become in all respects subject to the terms hereof.

        After compliance with the foregoing to Lessor's satisfaction, and provided Lessee is not in default under this Lease, Lessee shall be subrogated to Lessor's rights with respect to any insurance policies or claims for reimbursement by others with respect to such loss, damage, theft or destruction.

                                    ARTICLE 9
                               Redelivery of Units

         Lessee shall redeliver each Unit, at Lessee's sole expense, to redelivery locations specified in the applicable addendum, or in the absence thereof to Interpool's authorized depot at any pool point listed in Lessor's most recent "Bulletin" or at any other location agreed to in advance in writing by Lessor. All redelivery points and dates specified in an addendum are subject to drop-off charges set forth therein, or in the absence thereof, as listed in the "Bulletin" in effect at the time of redelivery, or in the case of redeliveries to other locations, as specified by Lessor.

        Upon return of a Unit, the Lessor and Lessee may execute a joint condition inspection report identifying and acknowledging any changes in the condition of the Unit subsequent to delivery. Lessee at its expense will have completed a cleanliness certificate issued by a recognized classification society, if requested by Lessor. Lessee shall return all Units to Lessor free of damage and in a condition evidencing the standard of maintenance, required in paragraph 6 hereof, including, without limitation, compliance with all applicable laws and regulations applicable to the use and operation of the Unit. Notwithstanding the foregoing, Lessee shall not be responsible for (i) such normal wear and tear defined below as may reasonably be expected between delivery of the Unit and the date of its return or for (ii) such damage to the Unit that occurred prior to delivery to or on behalf of Lessee provided that in the event of a dispute, Lessee provides Lessor with a copy of the interchange receipt executed at the time of delivery to Lessee evidencing such damage. Normal wear and tear shall be determined in accordance with the current guidelines published by the International Institute of Container Lessors, International Convention for Safe Containers and U.S. FHWA (incorporated by reference herein) and may include light oxidation or light rust, random small dents and scratches on any side of a Unit caused by normal handling, ground storage, ship storage and securing, transport and loading and discharge consistent with good practice and in accordance with any specifications, handling procedures and operating instructions as may have been given by Lessor to Lessee. Notwithstanding the two preceding sentences, changes which could have been prevented by routine washing, routine lubrication, spot painting, or other normal repair or maintenance changes affecting security, water tightness, weather proof qualities, mechanical and/or electrical function of integral components, the integrity of design or structure, or by adherence to applicable regulatory or classification society requirements, or changes affecting the inside or outside dimensions or cubic content of a Unit, whether or not such changes add thereto or subtract therefrom, or changes which may threaten the safety of person or property, shall in no event constitute normal wear and tear, and Lessee shall be liable therefor. Lessor shall have the right to inspect all Units leased under this Lease at any reasonable time and at Lessor's sole cost, and upon Lessor's request, Lessee shall furnish Lessor with a list of all locations of Units, as of the most recent date possible and take all reasonable steps to make the Units available for inspection. With regard to chassis and trailer equipment, Lessee shall return such Units with a complete set of tires with a minimum tread of 4/32", with air to 85 p.s.i. for 24 hours. There will be no cuts to tire cord or flat spots with 4/32" from the surface. Minor oxidation only shall be acceptable, notwithstanding the provisions of this Lease otherwise exempting Lessee from liability for "normal wear and tear."

        Units will be inspected at the expense of Lessee upon their return to the agreed-upon depot. If a Unit is in the required condition, the Unit shall be taken off-hire and the rental charge shall cease. If a Unit is returned to a depot location authorized by Lessor in damaged condition, Lessor or such depot will so advise Lessee upon discovery thereof. Lessor shall, in its sole discretion, have the right to require Lessee to repair the Unit, to authorize the repair of the Unit at Lessee's expense or to refrain from repairing the Unit and invoice Lessee for the amount of damages for which it is liable hereunder. In the event Lessor elects to authorize repairs, Lessee hereby authorizes
Lessor to proceed with the repairs for which Lessee is liable hereunder at Lessee's expense at any repair facility of Lessor's choice. Lessee will execute any further documents required to authorize the repair facility to proceed and Lessee shall have the right to inspect any repairs so made. The Unit shall remain on-hire and Lessee shall continue to pay the rental charge until the date upon which Lessor and Lessee shall agree in writing upon the amount of the cost of the repairs for which Lessee is liable, and, in the event Lessor in its discretion elects to have such repairs performed, thereafter until the date (not greater than 10 business days thereafter) specified in such writing for completion of such repairs; provided, however, that in the event Lessee fails to authorize repairs for which Lessor claims it is responsible within 10 days of return of any Unit, Lessor, at its option, may either (i) promptly authorize repairs to the Unit whereupon the Unit shall be off-hired and rental charges shall cease upon approval of repair (not greater than 10 business days thereafter) or (ii) continue to make the Unit available for joint inspection with Lessee and to attempt to resolve damage disputes for a reasonable period of time at the expiration of which the Unit shall be off-hired and rental charges shall terminate. All handling expenses for the inspection and reinspection of Units and storage charges from the date of redelivery to the date of off-hire pursuant to the terms hereof shall be for the account of Lessee.

        Lessee shall be liable to Lessor for the cost of repairing all damages for which Lessee is liable under this Lease whether or not Lessor elects to have such repairs made but in no event shall Lessee's liability for such damages exceed the depreciated value for a new Unit.

         In the event that without obtaining the prior written consent of Lessor, Lessee shall fail to return any Unit for more than 120 days after the return date specified in the Lease, Lessor, without prejudice to any other rights hereunder may, in its sole discretion, elect to treat such Unit as lost, and Lessee shall pay to Lessor the depreciated value of such Unit in accordance with the provisions of the Lease. Lessee shall pay Lessor's standard rental charge for such Unit at the rate prevailing on each day after expiration of the aforesaid 120 days, until the date that payment of such depreciated value is made. In the event that after payment of such depreciated value, Lessor shall elect and obtain repossession, Lessor shall, after deducting Lessor's expenses, return to Lessee such portion of such depreciated value as Lessor, in its sole discretion, shall deem to be the depreciated value that remains of such Unit on the date of repossession.

         Should any Unit be redelivered to Lessor, or should Lessor repossess any Unit, and there shall at the time of such redelivery or repossession be in, upon or attached to such Unit any other things of value belonging to Lessee or in the custody or control of Lessee, Lessor is hereby authorized to take possession of such things of value and hold the same for Lessee either in Lessor's possession, or, in the exercise of Lessor's sole discretion, in public storage for the account of, and at the expense of, Lessee.

                                   ARTICLE 10
                                    Indemnity

         Lessee shall defend, indemnify and hold Lessor, its agents and employees harmless from all claims, causes of action, liability, damage or loss (including, without limitation, expenses in connection with any claim or suit, such as reasonable attorney's fees, court cost and other expenses) arising directly or indirectly in any manner out of (a) any failure by Lessee to comply with its obligations under this Lease or any attempt by any third party, whether private or governmental, to impose upon Lessor liability for Lessee's acts or omissions, (b) any claim, whether private or governmental, for personal injury or death or for loss or damage to person, property, cargo or vessels or otherwise arising out of or incident to the selection, possession, leasing, operation, control, use, storage, loading, unloading, moving, maintenance, delivery, or return of any Unit except if caused by the gross negligence or willful misconduct of Lessor, and (c) any forfeiture, seizure or impounding of, or charge or lien imposed or asserted against any Unit.

                                   ARTICLE 11
                                    Insurance

         Lessee shall secure and maintain, at its own expense and with insurance companies acceptable to Lessor, amounts of insurance and types of coverage as shall be reasonably required from time to time by Lessor. Simultaneously with the execution of this Lease, Lessee shall furnish Lessor with certificates of insurance evidencing (a) all risk, loss and damage insurance (including mysterious disappearance/unexplained loss and war risks and strikes, riots and civil commotions risks) while on land, afloat or airborne, in transit or at rest anywhere in the world, in an amount equal to the depreciated value of all Units on lease to the Lessee, (b) comprehensive general liability insurance including contractual liability and broad form property damage for limits of not less than one million dollars ($1,000,000), combined single limit, and (c) automobile liability and property damage for limits of not less than one million dollars ($1,000,000) combined single limit. All insurance coverages shall (a) name Lessor as a joint assured, as its interest may appear, (b) include a loss payable clause in favor of Lessor providing that upon Lessor's giving notice to the insurer that Lessee is in default under the Lease, all claims are to be paid to Lessor, and (c) include an undertaking from the insurer that, notwithstanding the expiry or cancellation of such insurance, it shall, insofar as the interest of Lessor is concerned, remain in full force and effect until after the expiry of 30 days written notice of such expiry or cancellation from the insurer to Lessor. If the Lessee shall default in the payment of any premium in respect of any such insurance policies, the Lessor may, but shall not be obliged to, pay such premium, and in such event, Lessee shall repay the amount thereof to the Lessor on demand.

                                   ARTICLE 12
                                     Default

         If any of the following events shall occur:
         (a) Lessee shall fail to pay any sum to be paid hereunder within fifteen days after the same shall become due; (b) Lessee shall fail to observe or perform any other term or condition of this Lease or in any other lease or other agreement between Lessor (or any division or subsidiary thereof) and Lessee in the manner and at the time or times required herein and therein, and any such failure remains unremedied for thirty days after written notice thereof to Lessee by Lessor; (c) Lessee shall become unable to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors; or any proceedings shall be instituted by or against Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization or relief to debtors, or seeking appointment of a receiver, trustee or equivalent official for it or for any substantial part of its property or any involuntary proceedings that remain undismissed after 90 days, or Lessee shall take any corporate action authorizing any of the actions set forth above; (d) any distress, execution or other legal process shall be levied upon any of the Units; (e) following a material adverse change in Lessee's financial condition subsequent to the date hereof, either an obligation of the Lessee in excess of $1,000,000 for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent shall not be paid when due, the effect of which is to cause such obligation to become due prior to its stated maturity or Lessee shall permit any judgment against it in excess of $1,000,000 to remain unsatisfied for more than thirty days, unless covered by insurance; (f) the seizure or nationalization of Lessee or a material part of Lessee's assets by a government instrumentality; or (g) a default by a guarantor shall occur under the terms of any guarantee agreement between Lessor and any third party guaranteeing the obligations of Lessee hereunder.
         Then, in any such case, Lessor, at its option may:
         (a) proceed by appropriate court action or actions either at law, admiralty or in equity to enforce performance by Lessee of the terms of this Lease and/or to recover from Lessee any and all damages or expenses, including reasonable attorney's fees, and all costs which Lessor shall have sustained by reason of Lessee's default or on account of Lessor's enforcement of its remedies hereunder and/or
         (b) by notice in writing to Lessee terminate Lessee's right to possession of some or all of the Units under this Lease (the "date of termination"), whereupon all rights of Lessee to or in the use of such Units shall absolutely cease, but Lessee shall remain liable as herein provided. Thereupon, Lessee shall notify Lessor immediately of the locations of all Units and Lessor by itself or by its agents without further notice, may, but shall be under no obligation to, retake the Units wherever found and irrespective of whether Lessee, any sublessee or any other entity may be in possession of the Units, all without prior demand and without legal process. For that purpose Lessor or its agents may enter upon any premises where the Units may be and may take possession thereof, without Lessor or its agents incurring any liability by reason of such retaking absent Lessor's gross negligence or willful misconduct, whether for the restoration of damage to property caused by such retaking or otherwise and thenceforth hold, possess and enjoy the Units free from any right of Lessee, or its successors or assigns, to hold, use or sell such Units for any purpose whatsoever, as hereinafter provided. This paragraph shall serve as the express authorization and instruction by Lessee to any depot or other custodian of any Unit hereunder to release the Unit or Units to Lessor or any authorized representative of Lessor, without further inquiry or liability to Lessee for such release, upon delivery to such depot or custodian of a copy of this Lease and a certification by Lessor (which may be made by telex) that Lessee is in default under this Lease and that Lessor is entitled to possession of the Unit(s). The rental charges specified in the Lease shall continue for a period of ten days following notice of termination. Thereafter for each Unit that has not been returned, the Lessee shall be liable for Lessor's then standard per diem rental until the date each Unit is returned to Lessor in accordance with the terms of this Lease. In addition to such rentals, Lessee shall also pay to Lessor,
         (1) any other actual damages which Lessor shall have sustained by reason of the breach of any terms of this Lease, plus

         (2) as damages for loss of a bargain and not as a penalty, an aggregate sum, which on the date of termination represents either (i) the excess of (x) the balance of total rental for such Unit for the entirety of the lease term, if any, specified with respect thereto (discounted at a per annum discount rate of 8%) from the dates the rentals would have otherwise been paid to the date of termination over (y) the present worth (discounted at 8%) on the date of termination of the fair rental value of such Unit to Lessor for the same period, or (ii) the amount of retroactive rental rate adjustment provided for in the Lease, if any, with respect to an early termination, plus

         (3) interest on the above sums at a rate equal to the maximum rate enforceable in accordance with applicable law from the date of termination until paid, plus

         (4) reasonable provision for expenses (including reasonable attorney's fees and costs) incurred by Lessor in taking possession of, relocating, overhauling or repairing the Units after repossession thereof as determined by Lessor to be required to place such Units in the location and in a condition required under this Lease.

         In addition to the above sums, Lessee shall also remain liable for the depreciated value of each Unit not returned to Lessor within ten days from the notice of termination. Lessee shall in turn be credited with the lesser of the fair market value or the depreciated value of any Unit thereafter recovered, less expenses, as determined by Lessor.

         Lessor shall have the option, whether or not it shall then have possession of a Unit, to conclusively establish the present worth of its fair rental value for all purposes by (a) an appraisal by Lessor based upon then current market conditions, costs of repair and relocation, (b) a bona fide lease of the Units which may be made by Lessor free from any and all claims of Lessee, or of any other party claiming by, through or under Lessee at law or in equity or in admiralty, or (c) a written appraisal by an independent appraiser selected by Lessor. Such appraisal shall also take into account current market conditions and costs of repair and relocation.

         Lessor or its agents may sell all or some of the Units at public or private sale, with or without notice to Lessee, advertisement or publication, as Lessor may determine, or otherwise may dispose of, hold, use, operate or lease to others, all on such terms and conditions and at such place or places as Lessor may determine and all free and clear of any rights of Lessee and of any claim of Lessee in admiralty, in equity, at law or by statute, whether for loss or damage or otherwise.

         No right or remedy conferred upon or reserved to Lessor by this Lease shall be exclusive of any other right or remedy available to Lessor. Lessee hereby waives any mandatory requirement of law now or hereafter in effect, which might limit or modify any of the remedies herein provided, to the extent that such waiver is permitted by law. Lessor may, at its election, waive any default and its consequences and rescind and annul any such notice of termination by notice to

Lessee in writing to that effect. Notwithstanding the provisions of this Section, it is expressly understood and agreed by Lessee that time is of the essence in this Lease and that no waiver, rescission or annulment shall extend to or affect any other or subsequent default or impair any right or remedies of Lessor consequent thereto.

        In the event of the occurrence of a Lessee default hereunder, if Lessor shall so elect by notice in writing to Lessee, Lessor may utilize such legal and/or equitable remedies as may be available to it, including, without limitation, replevin, injunction or any other provisional remedy designed to obtain possession of or protect the Units or any items thereof. Lessee hereby specifically waives, to the extent permitted by law, any hearing with respect to any such provisional remedy.

                                   ARTICLE 13
                                  Jurisdiction

         Institution of litigation by any party pursuant to any separate arbitration agreement that may be entered into by the parties, shall not prejudice or waive Lessor's right to any of Lessor's remedies otherwise available, including, without limitation, termination, provisional remedies and repossession without judicial process. This Lease shall be deemed to have been made in New York regardless of the order in which the signature of the parties be affixed hereto. Lessee hereby irrevocably submits itself to the personal jurisdiction of the Supreme Court of the State of New York, New York County, of the United States of America, and to the personal jurisdiction of the United States District Courts for the Eastern and Southern Districts of New York (and to the personal jurisdiction of the appropriate appeals courts therefrom), for the purposes of any suit, action or other proceeding arising out of, or relating to this Lease and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Process against Lessee may be served upon it by mailing a copy to Lessee (by registered or certified mail, if practicable) postage prepaid, or by telex to Lessee at its principal place of business indicated above or such other address as the Lessor shall have been notified in writing by Lessee. Lessee also designates Corporation Service Company, 375 Hudson Street, New York, New York 10014-2660, agent for the purpose of accepting service of any process within the State of New York, USA with respect to any claim or controversy arising out of relating to, directly or indirectly, this Lease. After such agent has accepted such service or process such agent shall send Lessee written notice of such service and a copy of such process by certified or registered mail, return receipt requested. Service may be effected at Lessor's option either by the mailing referred to above or by service upon Corporation Service Company, as agent.

         Lessee agrees that its submission to jurisdiction set forth above is made for the express benefit of Lessor. Lessee further agrees that final judgment against Lessee in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which judgment shall be conclusive evidence of fact and the amount of any indebtedness or liability of Lessee therein described; provided that nothing herein shall affect the right of Lessee to serve legal process in any other manner permitted by law or affect the right of the Lessor to bring any action or proceeding against Lessee or its property in the courts of any other jurisdiction. Lessee shall pay all costs, including reasonable attorney's fees, incurred by Lessor in enforcing this Lease. No right or remedy herein granted shall be deemed in lieu of any legal or equitable remedy otherwise available.

                                   ARTICLE 14
                           Immunity from Jurisdiction

         To the extent Lessee has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, Lessee hereby waives such immunity and agrees not to assert, by way of motion, as a defense, or otherwise, in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that it is immune from any legal process (whether through service or notice, attachment or arrest prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Lease may not be enforced in or by such courts.

                                   ARTICLE 15
                               Lessor's Liability

         Lessor shall not be liable to Lessee or any other person for any failure or delay in the performance of any obligation due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, accidents, acts of the public enemy, sabotage, riots, civil disorder, strikes, lockouts, labor disputes, labor shortage, work stoppages, transportation embargoes or delays, failure or shortage of materials, supplies or equipment, failure of suppliers to deliver as requested, failure of repair facilities to finish repairs, acts of God, and acts or regulations or priorities of any government or its branches or agencies. Under no circumstances shall Lessor be liable and Lessee hereby waives any claim against Lessor for any lost profits or for special, consequential or exemplary damages, including, without limitation, damages to cargo, even if Lessor has been advised of the possibility of such damage.
                                       -7-

                                   ARTICLE 16
                              Financial Statements

        Within sixty (60) days after the close of each of the first three quarters of Lessee's fiscal year, Lessee shall deliver to Lessor a copy of Lessee's and any guarantor's balance sheet, statement of profit and loss and statement of changes in financial position for such quarter. Within 90 days after the close of Lessee's fiscal year, Lessee shall deliver to Lessor an audited balance sheet, statement of income and retained earnings, and statement of changes in financial position of Lessee and any guarantor as of the close of such fiscal year.


                                   ARTICLE 17
                                    General

        This Lease is binding upon the parties and their respective successors and assigns. All matters relating to the construction, validity or enforceability of this Lease shall in all respects be governed by and construed in accordance with laws of the State of New York. This Lease contains the entire agreement between the parties with respect to the subject matter hereof and may not, subject to the provisions of Article 1 of this Lease, be amended, altered, modified or added to except by a writing signed by the party to be bound thereby. Lessor may assign all or any part of its obligations, rights, title or interest in this Lease, including all rental charges due or to become due, provided, however, such assignment shall not affect Lessor's obligation to provide Lessee quiet possession and enjoyment of the units as provided in
Article 3 hereof. Lessee hereby expressly consents to the application by Lessor of any payment credit to which it may be entitled hereunder (and any other funds belonging to or payable to Lessee in the custody of Lessor) toward payment obligations of Lessee hereunder or under any other agreement between Lessor and Lessee. The paragraph headings in these conditions are for convenience only and shall not be deemed to alter or affect any provision hereof.

        Any notice required to be given under this Lease shall be effective upon dispatch to the party to whom such notice is directed at the address first above written, or at such other address as may have been communicated in writing unless otherwise specified herein to the other party or parties to this Lease in accordance with the provisions of this paragraph. All notices required to be given in writing shall be given either by hand delivery, by mail or by telex. Such mail shall in all cases be registered or certified mail. In the event that any of the terms and conditions of this Lease are not completed by insertion of the necessary words and/or figures, the parties agree to adopt Lessor's standard terms and conditions for comparable equipment, prevailing on the date on which Lessee executed the Lease, including, without limitation, rental charges, penalties for improper return and replacement values. Where there are two or more parties to the Lease as Lessee their liabilities under this Lease shall be joint and several. The provisions of this Lease are separable and any provisions found upon judicial interpretation or construction to be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof. No waiver of any remedy or other right under this Lease shall operate as a waiver of any other remedy or right, nor shall any single or partial exercise of any remedy or right preclude any other or further exercise thereof or of any other remedy or right.



LESSEE: NPR, Inc. dba NAVIERAS            LESSOR: INTERPOOL LTD.
(Type full name of Lessee)



BY: /s/ E. G. Cawthon                         BY: /s/ Frank Sellier
    -----------------------------                 -----------------------------
    E. G. Cawthon                                 Frank Sellier
    Exec. VP Operations                           Managing Director
    -----------------------------                 -----------------------------
      (Type name and title of                       (Type name and title of
          signing officer)                              signing officer)




                                      -8-